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                                                                     EXHIBIT 10


                               December 18, 1997


                         Opinion and Consent of Counsel


Pacific Advisors Fund, Inc.
206 North Jackson Street, Suite 201
Glendale, California 91206

Gentlemen:

        This opinion is given in connection with the filing by Pacific Global Fund, Inc. d/b/a Pacific Advisors Fund, Inc., a Maryland corporation ("Fund"), of Post-Effective Amendment No. 8 to its Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933 (1933 Act") and Amendment No. 9 under the Investment Company Act of 1940 ("1940 Act") relating to an indefinite number of authorized shares of common stock, at a par value of one cent ($.01) per share, of a new class of shares of each series of the Fund, which are designated "Class C Shares".

         We have examined the following: the Fund's Articles of Incorporation; the Fund's By-Laws; the Fund's Articles Supplementary to the Articles of Incorporation, dated December __, 1997, certifying that, among other things, the Fund's Board of Directors has adopted a resolution authorizing the establishment and designation of the Class C Shares of the Fund; Post-Effective Amendment No. 8 to the Registration Statement under the 1933 Act and Amendment No. 9 under the 1940 Act on Form N-1A to be filed with the Securities and Exchange Commission on or about December 16, 1997; the Fund's Certificate of Incorporation, as filed with the Secretary of State of the State of Maryland; the Fund's By-Laws; pertinent provisions of the laws of the State of Maryland; and such other corporate records, certificates, documents and statutes that we have deemed relevant in order to render the opinion expressed herein.

         Based on such examination, we are of the opinion that:

         1. The Fund is a Maryland corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland; and

         2. The Class C Shares to be offered for sale by the Fund, when issued in the manner contemplated by the Registration Statement (including the post-effective amendments thereto) will be legally issued, fully-paid and non-assessable.

         This letter expresses our opinion as to the Maryland General Corporation Code governing matters such as the due organization of the Fund and the authorization and issuance of shares of common stock, but does not extend to the securities or "Blue Sky" laws of the State of Maryland or to federal securities or other laws.

         We consent to the use of this opinion as an exhibit to the Registration Statement.


                                        Very truly yours,

                                        /s/ Katten Muchin & Zavis

                                        KATTEN MUCHIN & ZAVIS